                                                                   EXHIBIT 10.28


                          LOAN AND SECURITY AGREEMENT

     THIS AGREEMENT, made, entered into and effective as of the 24th day of June, 1997, by and between WACHOVIA BANK, N.A. and U.S. XPRESS LEASING, INC., a Tennessee corporation;

                                  WITNESSETH:

     WHEREAS, Borrower has applied to Lender for financing of the type more particularly described hereinbelow; and

     WHEREAS, Lender is willing to extend financing to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, compliance by Borrower with all of the terms and provisions of this Agreement and fulfillment of all conditions precedent to Lender's obligations herein contained;

     NOW, THEREFORE, in consideration of the sum of ONE HUNDRED DOLLARS ($100.00), the foregoing premises, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Lender and Borrower agree as follows:

     1.  DEFINITIONS, TERMS AND REFERENCES.
         ---------------------------------

     1.1 Certain Definitions. In addition to such other terms as elsewhere
         -------------------
defined herein, as used in this Agreement and in any Exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

     "Adjusted London Interbank Offered Rate" applicable to any Interest Period
      --------------------------------------
shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/1OOth of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     "Affiliate" shall have the meaning set forth in the Existing Syndicated
      ---------
Credit Agreement.

     "Agreement" shall meaning this Loan and Security Agreement, as amended or
      ---------
supplemented from time to time.

     "Applicable Interest Rate Margin" shall mean, with respect to Euro-Dollar
      -------------------------------
Loans for any fiscal quarter, (i) 1.40% per annum if the Consolidated Leverage Ratio as of the last day of the prior fiscal quarter (computed for the four fiscal quarterly periods then ending) is greater than 2.8 to 1.0,

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(ii) 1.25% per annum if the Consolidated Leverage Ratio as of the last day of the prior fiscal quarter (computed for the four fiscal quarterly periods then ending) is equal to or less than 2.8 to 1.0 but greater than 2.5 to 1.0, (iii) 1.0% per annum if the Consolidated Leverage Ratio as of the last day of the prior fiscal quarter (computed for the four fiscal quarterly periods then ending) is equal to or less than 2.5 to 1.0 but greater than 2.0 to 1.0, (iv)
 .75% per annum if the Consolidated Leverage Ratio as of the last day of the prior fiscal quarter (computed for the four fiscal quarterly periods then ending) is equal to or less than 2.0 to 1.0 but greater then 1.5 to 1.0 and (v)
 .625% per annum if the Consolidated Leverage Ratio as of the last day of the prior fiscal quarter (computed for the four fiscal quarterly periods then ending) is equal to or less than 1.5 to 1.0. Changes in the Applicable Interest Rate Margin shall be effective as provided in the Existing Syndicated Credit Agreement.

     "Asset Sale" shall have the meaning set forth in the Existing Syndicated
      ----------
Credit Agreement.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended
      ---------------
from time to time.

     "Base Rate" means for any Base Rate Loan for any day, the rate per annum
      ---------
equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

     "Base Rate Loan" shall mean the Term Loan during Interest Periods when the
      --------------
applicable interest rate is calculated by reference to the Base Rate.

     "Benefit Arrangement" shall have the meaning set forth in the Existing
      -------------------
Syndicated Credit Agreement.

     "Borrower" shall mean U.S. XPRESS LEASING, INC., a corporation organized
      --------
and existing under the laws of the State of Tennessee, and its successors and permitted assigns.

     "Business Day" shall mean a day on which Lender is open for the conduct of
      ------------
banking business at its principal office in Atlanta, Georgia.

     "Change of Law" shall have the meaning set forth in Section 2.9.
      -------------

     "Collateral" shall mean the Property of Borrower described in Article 3, or
      ----------
any part thereof, as the context shall require, in which Lender has, or is to have, a security interest pursuant thereto, as security for payment of the Obligations.

     "Company" shall mean U.S. Xpress Enterprises, Inc., a Nevada corporation.
      -------

     "Consolidated Leverage Ratio" shall have the meaning set forth in, shall be
      ---------------------------
calculated in accordance with and shall be equal to the amount determined under the Existing Syndicated Credit Agreement.

     "Debt" (and the defined terms used in such definition) shall have the
      ----
meaning set forth in the Existing Syndicated Credit Agreement.

     "Default Condition" shall mean the occurrence of any event which, after
      -----------------
satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

     "Default Rate" shall mean that interest rate per annum equal to 2% plus the
      ------------
stated interest rate effective under the Note from time to time.

     "Dollars" and "$" mean lawful money of the United States of America.
      -------       -

     "Domestic Business Day" means any day except a Saturday, Sunday or other
      ---------------------
day on which commercial banks in Georgia are authorized by law to close.

     "Environmental Laws," "ERISA," and "ERISA Group" shall have the meaning set
      -------------------   ------       -----------
forth in the Existing Syndicated Credit Agreement.

     "Euro-Dollar Business Day" means any Domestic Business Day on which
      ------------------------
dealings in Dollar deposits are carried out in the London interbank market.

     "Euro-Dollar Loan" shall mean the Term Loan during Interest Periods when
      ----------------
the applicable interest rate is calculated by reference to the Euro-Dollar Rate.

     "Euro-Dollar Rate" applicable to any Euro-Dollar Loan for any Interest
      ----------------
Period means a rate per annum equal to the Applicable Interest Rate Margin plus the Adjusted London Interbank Offered Rate applicable to such Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage
      ------------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on EuroDollar Loans is determined or any category of extension of credit or other assets which includes loans by a non-United States office of the Lender to United States residents). The Euro-Dollar Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     "Event of Default" shall mean any of the events or conditions described in
      ----------------
Section 7.01, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

     "Executive Office" shall mean 2931 South Market Street, Chattanooga, TN
      ----------------
37410.

     "Existing Syndicated Credit Agreement" shall mean that certain Credit
      ------------------------------------
Agreement dated November 21, 1995, by and among the Company, the banks party thereto and NationsBank of Georgia, N.A., as amended by an Amendment No. 1 to Credit Agreement dated as of March 31, 1996, and an Amendment No. 2 to Credit Agreement dated as of July 1, 1996, as in effect on the date hereof, without regard and without giving effect to any waivers given by the Banks (as defined in the Existing Syndicated Credit Agreement) or amendments agreed to by the Company and the Banks (as defined in the Credit Agreement). Any definitions, terms, covenants or other provisions of the Existing Syndicated Credit Agreement that are incorporated herein will continue to be effective for purposes of this Agreement, not withstanding that the indebtedness under the Existing Syndicated Credit Agreement has been or hereafter may be partially or fully repaid or the fact that the Existing Syndicated Credit Agreement otherwise might be terminated.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by the Lender.

     "Final Maturity Date" means July 1, 2001.
      -------------------

     "Foreign Government," "Foreign Person," "Government," "Guarantee," and
      -------------------   --------------    -----------   ----------
"Hazardous Substance" shall have the meanings set forth in the Existing
--------------------
Syndicated Credit Agreement.

     "GAAP" shall mean generally accepted accounting principles, consistently
      ----
applied.

     "Guarantor" shall mean individually and collectively, (x) the Company, and
      ---------
each of the Company's Subsidiaries (other than the Borrower and XPRESS AIR, INC.), and (y) any and all other accommodation makers, endorsers, guarantors or sureties from whom Lender may require the endorsement of any note or the execution of any contract of guaranty or suretyship guaranteeing payment of any of the Obligations.

     "Guaranty Agreement" shall mean (x) the respective Guaranty Agreements
      ------------------
dated of even date herewith, as amended or supplemented from time to time, executed by the Guarantors, and (y) any other agreement or other writing executed by a Guarantor guaranteeing payment of any of the Obligations.

     "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the
      ---------------
period commencing on the date the Loan is first made as a Euro-Dollar Loan, is continued from the preceding Interest Period as a Euro-Dollar Loan, or is converted to a Euro-Dollar Loan from another Type of Loan, as the case may be, and ending on the numerically corresponding day in the first, second, or third month thereafter, as the Borrower may elect in accordance with the terms of this Agreement; provided that:

     (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below), which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

     (c) any Interest Period which begins before the Due Date and would otherwise end after the Final Maturity Date shall end on the Final Maturity Date.

(2) with respect to each Base Rate Loan, the period commencing on the date the Loan is first made as a Base Rate Loan, is continued from the preceding Interest Period as a Base Rate Loan, or is converted to a Base Rate Loan from another Type of Loan, as the case may be, and ending 30 days thereafter; provided that:

     (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

     (b) any Interest Period which begins before the Final Maturity Date and would otherwise end after the Final Maturity Date shall end on the Final Maturity Date.

     "Initial Call Date" shall have the meaning set forth in Section 2.2(b).
      -----------------

     "Internal Revenue Code" and "Investment" shall have the meanings set forth
      ---------------------       ----------
in the Existing Syndicated Credit Agreement.

     "Lender" shall mean WACHOVIA BANK, N.A. with its principal office in
      ------
Atlanta, Georgia, and its successors and assigns.

     "Lending Office" means the Lender's office located in Atlanta, Georgia or
      --------------
such other office as the Lender may hereafter designate from time to time as its Lending Office by notice to the Borrower.

     "Lien" shall mean any deed to secure debt, deed of trust, mortgage or
      ----
similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

     "Loan Documents" shall mean this Agreement, the Note, the Guaranty
      --------------
Agreements, any financing statements covering portions of the Collateral, and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower and/or any Guarantor in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

     "London Interbank Offered Rate" applicable to any Euro-Dollar Loan for any
      -----------------------------
Interest Period means the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar, deposits) determined as of 1:00 p.m. New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period.

     "Margin Stock," "Material Plan" and "Multiemployer Plan" shall have the
      ------------    -------------       ------------------
meanings set forth in the Existing Syndicated Credit Agreement.

     "Note" shall mean the term promissory note, dated of even date herewith, as
      ----
amended or supplemented from time to time, in the principal amount of the Term Loan, together with any renewals or extensions thereof, in whole or in part. The Note shall be substantially in the form of Exhibit "C".
                                           ----------

     "Obligations" shall mean any and all indebtedness, liabilities and
      -----------
obligations of the Borrower and any or all of the Guaranties to Lender evidenced by, arising under or as a result of this Agreement, the Note, the Guaranty Agreements or any of the other Loan Documents, and any and all extensions or renewals thereof in whole or in part; and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to the Loan Documents, or otherwise.

     "Obligor" shall mean individually and collectively (x) the Borrower and (y)
      -------
any Guarantor.

     "PBGC" and "Plan" shall have the meanings set forth in the Existing
      ----       ----
Syndicated Credit Agreement.

     "Permitted Encumbrances" shall mean those Liens, if any, set forth and
      ----------------------
described on Exhibit "B", pertaining to the type of Collateral involved, as
             ----------
shown thereon.

     "Person" shall mean any individual, sole proprietorship, partnership, joint
      ------
venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether territorial, national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Prime Rate" means that interest rate so denominated and set by the Lender
      ----------
from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Lender. The Lender lends at interest rates above and below the Prime Rate.

     "Property(ies)" shall mean any interest in any property or asset of any
      -------------
kind, whether real, personal or mixed, or tangible or intangible.

     "Regulation D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System, as in effect from time to time.

     "Regulation G," "Regulation T," "Regulation U", "Regulation X" "Responsible
      ------------    ------------    ------------    ------------   -----------
Officer" and "Solvent" shall have the meanings set forth in the Existing
-------       -------
Syndicated Credit Agreement.

     "Subsequent Call Date" shall have the meaning set forth in Section 2.2(b).
      --------------------

     "Subsidiary" shall have the same meaning as set forth in the Existing
      ----------
Syndicated Credit Agreement.

     "Term Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Term Loans"
      ---------
means Base Rate Loans or Euro-Dollar Loans or both.

     "Type" as to a Term Loan shall mean its nature as a Euro-Dollar Loan or
      ----
Base Rate Loan.

     "UCC" shall mean the Uniform Commercial Code Secured Transactions of
      ---
Georgia (O.C.G.A. Art. 11-9), as in effect on the date hereof.

     "Unfunded Liabilities" and "Wholly-Owned Subsidiary" shall have the same
      --------------------       -----------------------
meanings as set forth in the Existing Syndicated Credit Agreement.

     1.2 Use of Defined Terms. All terms defined in this Agreement and the
         --------------------
Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

     1.3 Accounting Terms. All accounting terms not specifically defined herein
         ----------------
shall have the meanings generally attributed to such terms under GAAP.

     1.4 UCC Terms. The terms "accounts", "chattel paper", "instruments",
         ---------
"general intangibles", "inventory" and "equipment", as and when used in the Loan Documents, shall have the same meanings given such terms under the UCC.

     1.5 Terminology. All personal pronouns used in this Agreement, whether used
         -----------
in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of, or Exhibit to, another document or instrument.

     1.6 Exhibits. All Exhibits attached hereto are by reference made a part
         --------
hereof.

     2.  THE FINANCING.
         -------------

         2.1 Term Loan. Upon the execution of this Agreement and compliance
             ---------
with its terms and conditions, and so long as there is not in existence any Default Condition or Event of Default, Lender agrees to make the Term Loan in the principal amount of $10,000,000 to Borrower, the proceeds from which shall be used by Borrower for the sole purposes of working capital and other general corporate purposes. The indebtedness represented by the Term Loan shall be evidenced by the Note, which shall be executed and delivered simultaneously herewith by Borrower.

         2.2 Principal.
             ----------

              (a) Subject to the terms of Section 2.2(b), the principal amount of the Term Loan shall be repaid as follows: (i) $1,000,000 shall be due and payable on July 1, 1998 (the "First Payment Date"); (ii) $1,000,000 shall be due and payable on July 1, 1999 (the "Second Payment Date"); (iii) $1,000,000 shall be due and payable on July 1, 2000 (the "Third Payment Date"); and (iv) the outstanding principal amount of the Term Loan and any and all accrued and unpaid interest thereon shall be due and payable in full on the Final Maturity Date.

              (b) Notwithstanding anything herein to the contrary, and in furtherance and not in limitation of the rights and remedies provided in Sections 8.1 through 8.4, inclusive, the Bank may, at its sole option: (1) upon at least ten (10) Domestic Business Days' prior written notice to the Borrower, declare the outstanding principal of the Term Loan and the

                   Note and any and all accrued and unpaid interest due thereon, due and payable in full as of July 1, 1998 (unless earlier accelerated pursuant to Sections 8.1 through 8.4) (the "Initial Call Date"); and (2) at any time after July 1, 1998, upon at least ninety (90) calendar days' prior written notice to the Borrower, declare the outstanding principal of the Term Loan and the Note and any and all accrued and unpaid interest due thereon, due and payable in full as of the date specified in the written notice (unless earlier accelerated pursuant to Sections 8.1 through 8.4) (which date, referred to herein as a "Subsequent Call Date", shall be at least ninety (90) days after the date such notice is given) which the Bank delivers to the Borrower exercising the Bank's option under this Section 2.2(b)(2). A failure by the Bank to exercise its rights under this Section 2.2 on any date shall not adversely affect the right of the Bank to exercise its rights on any subsequent date.

          2.3  Interest.
               --------

               (a) The Term Loan shall at all times be either a Euro-Dollar Loan or a Base Rate Loan and bear interest as provided in this
                   Section 2.3, provided that except as provided in Section 2.3(e), at any time the Term Loan may be only one Type of Loan and there may be in effect only one Interest Period. Prior to the commencement of each Interest Period, the Borrower may elect, and shall give the Lender notice of its election, whether the Term Loan shall be a Euro-Dollar Loan or a Base Rate Loan during such Interest Period and the applicable Interest Period, provided that (1) such notice shall be delivered to the Lender (A) not later than 11:00 A.M. (Atlanta, Georgia time) on the third Euro-Dollar Business Day prior to the first day of such Interest Period if the Borrower elects for the Term Loan to be a Euro-Dollar Loan during such Interest Period, or (B) not later than 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day prior to the first day of such Interest Period if the Borrower elects for the Term Loan to be a Base Rate Loan during such Interest Period, (2) if the Borrower shall fail to deliver such notice to the Lender in a timely manner as a set forth in clause (1) of this sentence, then the Term Loan shall be a Euro-Dollar Loan with an Interest Period of one month, and (3) at any time in which there exists an Event of Default which has not been waived by the Lender, the Borrower may not so elect for the Term Loan to be a Euro-Dollar Loan.

              (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Term Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Interest Rate Margin. Such interest shall be payable on each Interest Payment Date. Any overdue principal of and, to the extent permitted by law, overdue interest on any Base Rate Loan shall bear interest, payable on demand for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

              (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Euro-Dollar Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (l)(c) of the definition of Interest Period, have an Interest Period of less than 30 days, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable on each Interest Payment Date. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

              (d) The Lender shall determine each interest rate applicable to the Term Loan hereunder. Upon request by the Borrower, the Lender shall give prompt notice to the Borrower of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

              (e) Notwithstanding anything herein to the contrary, if the first Payment Date, the Second Payment Date, the Third Payment Date, the Initial Call Date or any Subsequent Call Date is scheduled to occur during an Interest Period in which the Term Loan is a Euro-Dollar Loan other than on the last day of such Interest Period, then during such Interest Period a portion of the outstanding balance of the Term Loan which is equal to the aggregate amount of the principal payment due on the Term Loan on such date shall be a Base Rate Loan, and only the remaining portion of the outstanding principal of the Term Loan shall constitute a Euro-Dollar Loan.

         2.4  Optional Prepayments.
              --------------------

              (i) The Borrower may, upon at least one Domestic Business Days' notice to the Lender, prepay any Base Rate Loan in whole at any time, or from time to time in part in an amount of at least $1,000,000 (or integral multiples thereof of $500,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such prepayment shall be applied to installments of principal in their inverse order of maturity.

              (ii) Except as provided in paragraph (2.9) below, the Borrower may not prepay all or any portion of the principal amount of the Term Loan during any Interest Period in which the Term Loan is a Euro-Dollar Loan except on the last day of such Interest Period. The Borrower shall give the Lender at least three (3) Euro-Dollar Business Days' prior notice of any such permitted prepayment of a Euro-Dollar Loan and any such prepayment, in part, shall be in an amount of at least $1,000,000 (or integral multiples thereof of $500,000).

             (iii) Upon receipt of a notice of prepayment pursuant to this paragraph, such notice shall not thereafter be revocable by the Borrower.

         2.5 General Provisions as to Payments.
             ---------------------------------

              (i) The Borrower shall make each payment of principal of, and interest on, the Term Loan and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Lender at its address referred to herein.

              (ii) Whenever any payment of principal of, or interest on, a Base
                   Rate Loan or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, a Euro-Dollar Loan shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     2.6 Funding Losses. If the Borrower makes any payment or prepayment of
         ----------------
principal with respect to any Euro-Dollar Loan (pursuant to the express terms of this Agreement, or by reason of acceleration or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to paragraph 2.3 (c), the Borrower shall reimburse the Lender on demand for any resulting loss or expense incurred by it (or by any existing or prospective participant in the related Term Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure, provided that the Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     2.7 Computation of Interest and Fees. Interest on the Term Loan shall be
         --------------------------------
computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period or period fixed pursuant to paragraph 2.3 (c) from and including the first day thereof to but excluding the last day thereof.

     2.8 Basis for Determining Interest Rate Inadequate or Unfair. If on or
         --------------------------------------------------------
prior to the first day of any Interest Period:

          (a) the Lender determines that deposits in Dollars (in the applicable amounts) are not being offered to the relevant market for such interest period, or

          (b) the Lender determines that the London Interbank Offered Rate, as determined by the Lender will not adequately and fairly reflect the cost to the Lender of funding the Euro-Dollar Loan for such Interest Period, the Lender shall forthwith give notice thereof to the Borrower whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lender to make Euro-Dollar Loans shall be suspended.

     2.9 Illegality. If, after the date hereof, the adoption of any applicable
         ----------
law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by the Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans, the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to make or maintain Euro-Dollar Loans shall be suspended. Before giving any notice to the Borrower, pursuant to this paragraph, the Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender. If the Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to the maturity of the applicable Interest Period and shall so specify in such notice, such Term Loan shall immediately be converted to a Base Rate Loan and concurrently with such conversion, the Borrower shall pay all accrued and unpaid interest on such Term Loan.

     2.10 Increased Cost and Reduced Return.
          ----------------------------------

          (i) If after the date hereof, a Change of Law or compliance by the Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

               (1) shall subject the Lender (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, this Agreement, the Note or the Lender's obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to the Lender (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement or the Note in respect of its Euro-Dollar Loans or its obligation to make or maintain Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of the Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

               (2) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which the Lender is entitled to compensation during the relevant Interest Period under paragraph 2.8 against assets of, deposits with or for the account of, or credit extended by, the Lender (or its Lending Office); or

               (3) shall impose on the Lender (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, this Note, or the Lender's obligation to make or maintain Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to the Lender (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by the Lender (or its Lending Office) under this Note with respect thereto, by an amount deemed by the Lender to be material, then, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (ii) If after the date hereof, the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change in the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time within ten (10) days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

         (iii) The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate of the Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

     2.11 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the
          -----------------------------------------------------------
obligation of the Lender to make Euro-Dollar Loan has been suspended pursuant to paragraph 2.8 or 2.9 or (ii) the Lender has demanded compensation under paragraph 2.10 and the Borrower shall, by at least five Euro-dollar Business Days' prior notice to the Lender have elected that the provisions of this paragraph 2.11 shall apply to the Lender, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, the Term Loan if it is to be made by the Lender as a Euro-Dollar Loan, shall be made or maintained instead as a Base Rate Loan.

     2.12 Indemnification of Lender. At all times prior to and after the
          -------------------------
  consummation of the transactions contemplated by this Agreement, Borrower will hold Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns harmless from and indemnify Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns against, all loss, damages, costs and expenses (including, without limitation, reasonable actual attorney's fees, costs and expenses) incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any "Proceedings" (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement except to the extent such losses, damages, costs or expenses are due to the wilful misconduct or gross negligence of Lender. As used herein, "Proceedings" shall mean actions, suits or proceedings before any court, governmental or regulatory authority. At the request of Lender, Borrower will indemnify any Person to whom Lender transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. Lender shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of Borrower under this Section 2.12 shall survive the termination of this Agreement and payment of the Obligations.

     3. SECURITY INTEREST -- COLLATERAL. As security for the payment for the
        -------------------------------
Note and all Obligations whatsoever to the Lender, Borrower hereby grants to Lender a continuing, general lien upon and security interest and title in and to the following described Property, wherever located, whether now existing or hereafter acquired or arising, namely:

     (a)  the trailers and other equipment and property described on Exhibit A;
          and

     (b) all products and/or proceeds of any and all of the foregoing, including, without limitation, all cash and non-cash proceeds of any type, insurance proceeds, all Property received wholly or partly in trade or exchange for any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of any of the foregoing or any interest therein.

     The Borrower shall execute and file such certificates, authorizations, documents, financing statements and other items (the "Lien Documents") as the Lender may request and the Lender is authorized, at its option, after exercising reasonable efforts to have the Borrower execute such Lien Documents, and to the extent lawful, to file such Lien Documents or amendments thereto without the signature of the Borrower with respect to any of the Collateral; the Borrower agrees to reimburse the Lender for the expense of any such filing. The Borrower agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. To the extent lawful, the Borrower hereby appoints the Lender as its attorney-in-fact (without requiring the Lender to act as such) to execute any financing statement in the name of the Borrower, and to perform all other acts that the Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

     4.   GENERAL REPRESENTATIONS AND WARRANTIES.
          --------------------------------------

     The Borrower represents and warrants that:

     4.01 Corporate Existence and Power. The Borrower and each of its
          -----------------------------
Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     4.02 Corporate and Governmental Authorization; No Contravention. The
          ----------------------------------------------------------
execution and delivery by the Borrower of the Loan Documents to which the Borrower is a party and the performance by the Borrower of its obligations thereunder are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing that has been taken and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or bylaws of the Borrower or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower other than Liens created pursuant to the Loan Documents.

     4.03 Binding Effect. This Agreement constitutes a valid and binding
          --------------
agreement of the Borrower, and the other Loan Documents to which the Borrower is a party, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of the Borrower.

     4.04 Litigation. Except as set forth on Schedule 4.04 attached to the
          ----------
Existing Syndicated Credit Agreement, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business or the consolidated results of operations of the Borrower and its Subsidiaries, or which in any manner draws into question the validity of any Loan Document.

     4.05 Compliance with ERISA. Except as set forth on Schedule 4.05 attached
          ---------------------
to the Existing Syndicated Credit Agreement, each member of the ERISA Group has fulfilled its obligations in all material aspects under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except as previously disclosed to the Bank in writing prior to the date hereof, no member of the

ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either event has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums or similar items under Section 4007 of ERISA.

     4.06 Environmental Matters. Except as set forth in Schedule 4.06 attached
          ---------------------
to the Existing Syndicated Credit Agreement:

          (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by the Borrower or any of its Subsidiaries and to the knowledge of the Borrower, no penalty has been, assessed and no investigation or review is pending or threatened by any governmental or other entity, (i) with respect to any alleged violation of any Environmental Laws in connection with the conduct of the Borrower or any of its Subsidiaries and relating to a Hazardous Substance or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Borrower or any of its Subsidiaries relating to a Hazardous Substance or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal, or release (including a release as defined in 42 U.S.C. Section 9601(22)) ("Release") of any Hazardous Substance used by the Borrower or any of its Subsidiaries, which alleged violation, alleged failure to have any required permit, certificate, license, approval, or registration, or generation, treatment, storage, recycling, transportation, disposal or release, individually or in the aggregate, is reasonably likely to result in liability to the Borrower and its Subsidiaries in excess of $500,000.00.

          (b) (i) To the best knowledge of the Borrower, there has been no Release of a Hazardous Substance at, on or under any property used by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries would be liable, which Release, individually, is reasonably likely to result in liability to the Borrower and its Subsidiaries in excess of $500,000.00; (ii) neither the Borrower nor any of its Subsidiaries has, other than as a generator or in a manner not regulated under the Environmental Laws, stored or treated any "hazardous waste" (as defined in 42 U.S.C. Section 6903(5)) on any property used by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries would be liable, except for such storage or treatment which individually or in the aggregate is not reasonably likely to result in liability to the Borrower or any of its Subsidiaries in excess of $500,000.00; and (iii) no polychlorinated biphenyl ("PCB") in concentrations greater than 50 parts per million, friable asbestos, or underground storage tank (in use or abandoned) is at any property used by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries would be liable, except for such PCBs, friable asbestos or underground storage tanks that are not reasonably likely, individually or in the aggregate, to result in liability to the Borrower or any of its Subsidiaries in excess of $500,000.00

          (c) To the best knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), on the Comprehensive Environmental Response, Compensation and Liability Information System, as amended ("CERCLIS"), or on any similar state list or which is the subject of any federal, state or local enforcement action or other investigation which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA that are reasonably likely, individually or in the aggregate, to result in liability to the Borrower or any of its Subsidiaries in excess of $500,000.00.

          (d) No written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Borrower or any of its Subsidiaries, which individually or in combination with other such Releases, is reasonably likely to result in liability for the Borrower or any of its Subsidiaries in excess of $500,000.00.

          (e) There have been no environmental audits or similar investigations conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property used by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries would be liable, which identify one or more environmental liabilities of the Borrower or any of its Subsidiaries which are reasonably likely to exceed $500,000.00 individually or in the aggregate.

     4.07 Subsidiaries. Set forth on Schedule 4.07 attached to the Existing
          ------------
Syndicated Credit Agreement is a complete and accurate list of all of the Subsidiaries of the Company showing as to each such Subsidiary the jurisdiction of its organization, the number of shares of each class of capital stock or other equity interests outstanding and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Company or any other Subsidiary of the Company and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights. All of the outstanding capital stock or other equity interests of all of such Subsidiaries identified in such Schedule 4.07 as being owned by the Company or any of its Subsidiaries has been validly issued, is fully paid and nonassessable and is owned directly or indirectly by the Company or any of its Subsidiaries (other than directors' qualifying shares or nominee shares which are required for Foreign Subsidiaries pursuant to local law), as the case may be, free and clear of all Liens other than a Lien described in and permitted by Section 5.08(d) of the Existing Syndicated Credit Agreement. Each corporate Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     4.08 Not an Investment Company. Neither the Borrower nor any of its
          -------------------------
Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.09 Margin Stock. No proceeds of the Term Loan will be used to purchase or
          ------------
carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulations U, G, T or X.

     4.10 Compliance With Laws. The Borrower and each of its Subsidiaries is in
          --------------------
compliance in all material respects with all applicable laws, rules and regulations, and is not in violation of, or in default under, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, except for any such non-compliance, violation, default or failure to comply which would not be reasonably expected, individually or in the aggregate, to have a material adverse effect on the business, financial position or results of operations of the Borrower or any of its Subsidiaries, or on the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents.

     4.11 Absence of Liens. There are no Liens of any nature whatsoever on any
          ----------------
properties or assets of the Borrower or any of its Subsidiaries existing as of the date hereof, except as otherwise permitted under Section 5.08 of the Existing Syndicated Credit Agreement.

     4.12 Debt. There is no Debt of the Borrower and its Subsidiaries
          ----
outstanding as of the date hereof other than the Debt set forth on Schedule 4.12 attached to the Existing Syndicated Credit Agreement and/or Schedule 5.08 attached to the Existing Syndicated Credit Agreement, (ii) Debt permitted by
Section 5.07 of the Existing Syndicated Credit Agreement and (iii) other Debt not exceeding $250,000 in the aggregate.

     4.13 Contingent Liabilities. There are no material contingent liabilities
          ----------------------
(other than contingent liabilities that constitute Debt) of the Borrower or its Subsidiaries as or the date hereof other than as set forth in the financial statements referred to in Section 4.17 of the Existing Syndicated Credit Agreement.

     4.14 Investments. Set forth on Schedule 4.14 attached to the Existing
          -----------
Syndicated Credit Agreement is a complete and accurate list as of the date hereof of all investments by the Company or any of its Subsidiaries in any Person, other than (i) Permitted Investments and (ii) investments by the Borrower or any of its Subsidiaries in a Subsidiary.

     4.15 Solvency. The Borrower is Solvent after giving effect to the
          --------
transactions contemplated by this Agreement.

     4.16 Taxes. The Borrower and its Subsidiaries have filed, or caused to be
          -----
filed or properly extended, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and have paid all other taxes, fees, assessments and other governmental charges owing by them, except for such taxes
(i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.16 attached to the Existing Syndicated Credit Agreement, the Borrower is not aware of any proposed material tax assessments against it or any of its Subsidiaries.

     4.17 Financial Condition. The financial statements and financial
          -------------------
information provided to the Bank, consisting of, among other things, (i) an audited consolidated balance sheet of the Company dated as of March 31, 1996, together with related consolidated statements of income, retained earnings and cash flows, certified by the Company's certified public accountants, as true and correct, fairly represent the financial condition of the Company as of such date; such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis; and since the date of such financial statements there have occurred no changes or circumstances which have had or are reasonably likely to have a material adverse effect on the financial condition of the Borrower.

     5.   GENERAL COVENANTS.
          -----------------

     The Borrower hereby covenants and agrees that until the Term Loan, together with interest, fees and other obligations hereunder, have been paid in full, the Borrower shall, and shall cause its Subsidiaries to, perform and comply with the following covenants:

     5.01 Information. The Borrower will mail or deliver to the Bank:
          -----------

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and, with respect to such financial information for the Company, such consolidated (but not consolidating) statements shall be audited statements by Arthur Andersen LLP or other independent public accountants of nationally recognized standing and containing an unqualified opinion of such accountants;

     (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and consolidated statement of cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by a Responsible Officer;

     (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) of this Section, a certificate of the treasurer, chief accounting officer or chief financial officer of the Company
(i) stating whether, to the best of such officer's knowledge after due inquiry, there exists on the date of such certificate any Default Condition and, if any Default Condition then exists, setting forth the details thereof and the action that the Company and Borrower are taking or propose to take with respect thereto and (ii) stating whether, since the date of the most recent financial statements previously delivered pursuant to subsection (a) or (b) of this Section, there has been a change in the generally accepted accounting principles applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements so delivered which is material to the financial statements then being delivered and which is not otherwise disclosed in the financial statements then being delivered, (iii) furnishing calculations demonstrating the compliance by the Company of the covenants contained in Sections 5.19, 5.20 and 5.21 of the Existing Syndicated Credit Agreement, and (iv) attaching management's summary of the results contained in such financial statements;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default Condition existed on the date of such statements;

     (e) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, financial forecasts and projections of the Company and its Subsidiaries for each fiscal quarter in the first succeeding fiscal year and financial forecasts and projections of the Company and its Subsidiaries for the second succeeding fiscal year together with a certificate of the chief financial officer, chief accounting officer or the treasurer of the Company setting forth that such financial forecasts and projections (i) have in all material respects been prepared in accordance with the Company's normal accounting procedures on the basis of reasonable assumptions, (ii) fairly represent in all material respects the expectations of the Company as to the matters covered thereby based on currently available information, (iii) were prepared by the Company in good faith and (iv) remain unchanged in all material respects as of the date delivered;

     (f) within five Business Days after any Responsible Officer obtains knowledge of any Default Condition, if such Default Condition is then continuing, a certificate of a Responsible Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

     (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

     (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is not Solvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of its intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) except as previously disclosed to the Bank in writing prior to the date hereof, fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth details as to such occurrence and the action, if any, which the Company or any applicable member of the ERISA Group is required or proposes to take;

     (j) as soon as reasonably practicable after any Responsible Officer of the Company obtains knowledge of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could after the application of applicable insurance materially and adversely affect the business, financial position or results of operations of the Company and its Subsidiaries, in each case considered as a whole, or which in any manner questions the validity of any Loan Document, a written report informing the Bank in reasonable detail of the nature of such pending or threatened action, suit or proceeding; and

     (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries, as the Bank may reasonably request.

     5.02 Payment of Obligations. The Borrower will pay and discharge, and will
          ----------------------
cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     5.03 Maintenance of Property: Insurance.
          ----------------------------------

     (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, all property materially useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, and will furnish to the Bank, upon request from the Bank, information presented in reasonable detail as to the insurance so carried.

     5.04 Conduct of Business and Maintenance of Existence. The Borrower will
          ------------------------------------------------
continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and each of its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existences and, except for any such rights, privileges and franchises the failure to preserve which would not in the aggregate have a material adverse effect on the Borrower and its Subsidiaries or the ability of the Borrower or any Subsidiary to perform any of their respective obligations under any Loan Document, their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided
                                                                     --------
that nothing in this Section 5.04 shall prohibit (a) the merger of a Subsidiary of the Borrower into the Borrower or the merger or consolidation of any Subsidiary of the Borrower with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Subsidiary of the Borrower and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (b) the termination of the corporate existence of any Subsidiary of the Borrower or the discontinuation of any line of business of the Borrower or any of its Subsidiaries if the Borrower in good faith determines that such termination is in the best interest of the Borrower or such Subsidiary, as the case may be, and is not materially disadvantageous to the Banks.

     5.05 Compliance with Laws. The Borrower will comply, and cause each of its
          --------------------
Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) the failure to comply with which would have a material adverse effect on the Borrower and its Subsidiaries or their ability to perform any of its obligations under any Loan Document, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     5.06 Inspection of Property, Books and Records. The Borrower will keep, and
          -----------------------------------------
will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and, except to the extent prohibited by applicable law, rule, regulations or orders, will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     5.07 Consolidations, Mergers and Sales of Assets.
          -------------------------------------------

     (a) The Borrower will not, nor will it permit any of its Subsidiaries to, consolidate or merge with or into any other Person except as permitted in accordance with Section 5.04.

     (b) The Borrower will not, nor will it permit any of its Subsidiaries to, make any Asset Sale.

     5.08 Creation of Subsidiaries. The Borrower will not, nor will it permit
          ------------------------
any of its Subsidiaries to, create any Subsidiary except for Subsidiaries in existence on the date hereof.

     5.09 Transactions with Affiliates. The Borrower will not, nor will it
          ----------------------------
permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any of their Affiliates unless such transactions are made on an arms-length basis; provided, however, that the foregoing provisions of this
                      -----------------
Section shall not prohibit (i) any Subsidiaries of the Borrower from declaring or paying any lawful dividend to the Borrower or any of its Subsidiaries or
(ii) the payment of ordinary and customary directors fees to outside directors of the Borrower.

     5.10 Use of Proceeds. The proceeds of the Loans will be used for working
          ---------------
capital purposes and to finance the general corporate purposes of the Borrower and its Subsidiaries.

     5.11 Constitutional Documents. Subject to changes, including any
          ------------------------
dissolutions permitted pursuant to this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, amend their respective articles of incorporation or bylaws in any manner which could materially adversely affect the rights of the Bank under the Loan Documents or their ability to enforce the same.

     6. REPRESENTATIONS. WARRANTIES AND COVENANTS APPLICABLE TO COLLATERAL. With
        ------------------------------------------------------------------
respect to the Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth in Section 6.1 through 6.5, inclusive.

     6.1 Sale of Collateral. Borrower will not sell, lease, exchange, or
         ------------------
otherwise dispose of any of the Collateral without the prior written consent of Lender; provided, however, that, with notice to, but without the necessity of consent of, Lender, from time to time hereafter, in the ordinary course of Borrower's business, Borrower may sell, exchange or otherwise dispose of portions of its Collateral which are obsolete, worn-out or unsuitable for continued use by Borrower if such Collateral is replaced promptly upon its disposition with equipment constituting Collateral having a market value equal to or greater than the Collateral so disposed of and in which Lender shall obtain and have a first priority security interest pursuant hereto; provided, that the Borrower shall not be obligated to replace an item of the Collateral if such item is damaged by a casualty and the outstanding principal balance of the Term Loan is an amount less than ninety percent of the fair market value of the remaining Collateral.

     6.2 Insurance. Borrower agrees that it will obtain and maintain insurance
         ---------
on the Collateral with such companies and in such amounts and against such risks as Lender may reasonably request, with loss payable to Lender as its interests may appear. The loss payable clause of each such insurance policy shall be in form and substance satisfactory to Lender and shall provide that all proceeds thereunder are payable to Lender and the payment of such proceeds shall not be affected by any act or neglect of the insured or owner of property described in such policy. Such insurance shall not be cancellable by Borrower, unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least 10 days advance written notice to Lender.

     6.3 Good Title; No Existing Encumbrances. Borrower owns the Collateral free
         ------------------------------------
and clear of any prior Lien thereon other than with respect to any Permitted Encumbrances and no financing statements or other evidences of the grant of a security interest respecting the Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

     6.4 Right to Grant Security Interest; No Further Encumbrances. Borrower has
         ---------------------------------------------------------
the right to grant a security interest in the Collateral. Borrower will pay all taxes and other charges against the Collateral. Borrower will not use the Collateral illegally or allow the Collateral to be encumbered except for the security interest in favor of Lender granted herein.

     6.5 Location. As of the date hereof, the Collateral is titled in the state
         --------
of [Tennessee] and, hereafter, Borrower covenants with Lender not to title (or permit any state to issue a new or replacement title) with respect to any of the Collateral, without the Lender's prior written consent.

     7.   EVENTS OF DEFAULT.
          -----------------

     7.01 Events of Default. The occurrence of any of the following events shall
          -----------------
constitute an event of default hereunder (individually, an "Event of Default" and collectively the "Events of Default"):

     (a) The Borrower shall fail to pay (i) when due any principal of the Term Loan; or (ii) within five days after the same shall become due, any interest on the Term Loan or any fees or any other amount payable hereunder;

     (b) The Borrower shall fail to observe or perform any covenant contained in
Section 5.01 hereof (other than in Section 5.01(f) hereof) for 15 days after written notice of such failure shall have been given to the Borrower by the Bank;

     (c) The Borrower shall fail to observe or perform any covenant contained in
Section 5.01(f), 5.07, or 5.10;

     (d) (i) Any Obligor shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause
(a), (b) or (c) above) for 30 days after the earlier of the receipt of written notice of such failure by the Borrower from the Bank or any Responsible Officer becomes aware of such failure;

     (e) Any representation, warranty, certification or statement made or deemed made by any Obligor in any Loan Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made);

     (f) The Company or any of its Subsidiaries shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period (for purposes of the foregoing, "Material Debt" shall be Debt in excess of $500,000.00);

     (g) Any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Company or any of its Subsidiaries in excess of $500,000.00 or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (h) The Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (i) An involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect and the Company or such Subsidiary, as the case may be, shall have failed to appeal such order and to have obtained a stay pending the outcome of such appeal;


     (j) The Company shall admit its inability to pay its debts as and when they fall due;

     (k) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000.00 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate any Plan which is then a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan which is then a Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan which is then a Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(S) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation, that is, an obligation or series of obligations payable within 12 months, in excess of $500,000.00;

     (l) An uninsured judgment or order for the payment of money in excess of $500,000.00 shall be rendered against the Company or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

     (m) The occurrence of a "Default" or an "Event of Default" as such terms are defined in the Existing Syndicated Credit Agreement;

     (n) The Company shall at any time fail to have, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of the voting stock of the Borrower possessing 100% of the voting power of all outstanding shares of the voting stock of the Borrower; or

     (o) Max Fuller and/or Patrick Quinn and their respective family members and/or family trusts shall fail to own in the aggregate at least 25% of the voting rights of the Company.

     8. REMEDIES. Upon the occurrence of any Default Condition or Event of
        --------
Default, Lender's obligation to disburse any undisbursed portion of the Term Loan shall immediately cease; provided, however, that if such obligation has ceased due to the occurrence of a Default Condition, and such Default Condition does not become an Event of Default due to its having been cured or waived before it has matured into an Event of Default, then such obligation shall be reinstated as of the date such Default Condition is cured or waived. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies described in Sections 8.1 through 8.4, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

     8.1 Acceleration of the Obligations. Lender, at its option, may declare all
         ---------------------------------
of the Obligations (including but not limited to that portion thereof evidenced by the Note) to be immediately due and payable, and in the event a voluntary or involuntary case is commenced under the Bankruptcy Code by or against Borrower as a debtor, all Obligations automatically will be due and payable without any notice or declaration by Lender, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding and, in connection therewith, the rate of interest charged on the Note then outstanding shall automatically and without further~xx notice increase to a rate per annum equal to the Default Rate. If any promissory note of Borrower to Lender constituting Obligations, including, without limitation, the Note, shall be a demand instrument, however, the recitation of the right of Lender to declare any and all Obligations to be immediately due and payable, whether such recitation is contained in such promissory note or in this Agreement, as well as the recitation of the above events permitting Lender to declare all Obligations due and payable, shall not constitute an election by Lender to waive its right to demand payment under such promissory note at any time and in any event, as Lender in its discretion may deem appropriate. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default of Lender hereunder.

     8.2 Remedies of a Secured Party. Lender shall thereupon have the rights and
         -----------------------------
remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable. Lender may apply the proceeds of any such sale or disposition to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made, except when the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The requirement of sending reasonable notice shall be met if such notice is given to Borrower pursuant to Section 9.9 at least 5 days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable actual attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

     8.3 Set Offs. The Borrower hereby grants to the Bank, as security for the
         --------
full and punctual payment and performance of the Obligations, a continuing lien on and security interest in all deposits and other sums credited by or due from the Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, the Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

     8.4 Other Remedies. Unless and except to the extent expressly provided for
         --------------
to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

     9.   MISCELLANEOUS.
          -------------

     9.1 Waiver. Each and every right granted to Lender under this Agreement, or
         ------
any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

     9.2 Governing Law. This Agreement and the other Loan Documents, and the
         -------------
rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.

     9.3 Survival. All representations, warranties and covenants made herein
         --------
shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of the Note, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

     9.4 No Assignment by Borrower. No assignment hereof shall be made by
         -------------------------
Borrower without the prior written consent of Lender. Lender may assign, or sell participations and undivided ownership interests in, its right, title and interest herein and in the Loan Documents at any time hereafter without notice to or consent of Borrower.

     9.5 Counterparts. This Agreement may be executed in two or more
         --------------
counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     9.6 Reimbursement. Borrower shall pay to Lender on demand all reasonable
         ---------------
out-of-pocket costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, enforcement and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable attorneys' fees and paralegals' fees and disbursements of outside counsel; (b) reasonable costs and expenses (including reasonable outside attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) reasonable and actual costs and expenses of lien and title searches and title insurance; (d) actual taxes, fees and other charges for recording any deeds to secure debt, deeds of trust, mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Lien of Lender in the Collateral;
(e) upon the occurrence and during the continuation of an Event of Default, sums paid or incurred to pay for any amount or to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (f) if an Event of Default exists, costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, reasonable costs of travel, lodging, and meals for inspections of the Collateral and Borrower's operations by Lender; (g) pursuant to Section 9.18, costs and expenses of preserving and protecting the Collateral; and (h) after an Event of Default, costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower. Borrower will pay all expenses incurred by it in the transaction. In the event Borrower becomes a debtor under the Bankruptcy Code, Lender's secured claim in such case shall include all fees, costs and charges provided for herein (including, either limitation, reasonable attorneys' fees).

     9.7  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the successors and permitted assigns of the parties hereto.

     9.8 Severability. If any provision of any of the Loan Documents or the
         ------------
application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Without limiting the foregoing, the obligations of Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to Lender limiting rates of interest which may be charged or collected by Lender.

     9.9 Notices. All notices, requests and demand to or upon the respective
         -------
parties hereto shall be deemed to have been properly given or made when personally delivered or deposited in the mail, registered or certified mail, return receipt requested, postage prepaid, addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto:

     Borrower:

      c/o U.S. Xpress Enterprises, Inc.
      2931 South Market Street
      Chattanooga, Tennessee 37410
      Telephone: 800-251-6291
      Facsimile: 423-265-5715

     Lender:

      Wachovia Bank, N.A.
      Southeast Corporate Division
      191 Peachtree Street, N.E. (29th Floor)
      Atlanta, Georgia 30303
      Attention: John Tibe
      Telephone: 404-332-1040
      Facsimile: 404-332-5016

except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed in which instance rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving at least 30 days written notice thereof, Borrower or Lender shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify any other address within the continental United States of America.

     9.10 Entire Agreement - Amendment. This Agreement constitutes the entire
          ------------------------------
agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

     9.11 Time of the Essence. Time is of the essence in this Agreement and the
          -------------------
other-Loan Documents.

     9.12 Interpretation. No provision of this Agreement shall be construed
          --------------
against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     9.13 Lender Not a Joint Venturer. Neither this Agreement nor any
          ---------------------------
agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

     9.14 Jurisdiction. Borrower agrees that any legal action or proceeding with
          ------------
respect to this Agreement may be brought in the courts of the State of Georgia or the United States District Court, Northern District of Georgia, Atlanta Division, all as Lender may elect. By execution of this Agreement, Borrower hereby submits to each such jurisdiction, hereby expressly waiving whatever rights may correspond to it by reason of its present or future domicile. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction or to serve process in any manner permitted or required by law. In furtherance of the foregoing, Borrower hereby appoints the Secretary of State of the State of Georgia as its agent for service of process.

     9.15 Acceptance. This Agreement, together with the other Loan Documents,
          ----------
shall not become effective unless and until delivered to Lender at its principal office in Atlanta, Georgia and accepted in writing by Lender thereafter at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Borrower).

     9.16 Payment on Non-Business Days. Whenever any payment to be made
          ----------------------------
hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.

     9.17 Waiver of Rights. Borrower hereby waives all rights which Borrower has
          ----------------
or may have under and by virtue of O.C.G.A. Ch. 44-14, including, without limitation, the right of Borrower to notice and to a judicial hearing prior to seizure of any Collateral by Lender. In addition, Borrower waives any right which it has or may have under UCC (S) 9-404(1) to have Lender file UCC termination statements unless and until all Obligations have been paid in full and Lender shall have terminated this Agreement in writing.

     9.18 Cure of Defaults by Lender. If, hereafter, Borrower defaults in the
          ----------------------------
performance of any duty or obligation to Lender hereunder, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be payable upon demand and shall accrue interest at the Default Rate overadvance under the Master Note, and shall be payable in accordance with its terms.

     9.19 Recitals. All recitals contained herein are hereby incorporated by
          ----------
reference into this Agreement and made part thereof.

     9.20 Attorney-in-Fact. Borrower hereby designates, appoints and empowers
          ----------------
Lender irrevocably as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Lender may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of Borrower to do so and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith. This power of attorney, being coupled with an interest, shall be irrevocable, shall continue until all Obligations have been satisfied in full and this Agreement has been terminated by Lender in writing and shall be in addition to Lender's other rights, powers and remedies.

     9.21 Sole Benefit. The rights and benefits set forth in this Agreement and
          ------------
in all the other Loan Documents are for the sole and exclusive benefit of the parties thereto and may be relied upon only by them.

     l0. CONDITIONS PRECEDENT. Unless waived in writing by Lender at or prior
          --------------------
to the execution and delivery of this Agreement, the conditions set forth in
Section 10.1 through 10.8 shall constitute express conditions precedent to any obligation of Lender hereunder.

     10.1 Board Resolutions and Incumbency Certificate of Borrower. Receipt by
          ----------------------------------------------------------
Lender of a certificate from the Secretary (or Assistant Secretary) of Borrower, certifying to Lender that appropriate resolutions have been entered into by the Board of Directors of Borrower incident hereto and that the officers of Borrower whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by the Board of Directors of Borrower for and on behalf of Borrower to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind Borrower accordingly thereby, all in form and substance satisfactory to the Bank.

     10.2 Certificate of Good Standing of Borrower. Receipt by Lender of a
          ----------------------------------------
certificate of good standing or valid existence or other appropriate equivalent with respect to Borrower from the secretaries of state of the state of incorporation of Borrower, dated within 10 days of the date hereof.

     10.3 Articles/Bylaws of Borrower. Receipt by Lender of copies of the
          ---------------------------
articles of incorporation and bylaws of Borrower as in effect on date hereof, certified as to truth and accuracy by the corporate secretary of Borrower.

     10.4 Loan Documents and any Guaranty. Receipt by Lender of all the other
          -------------------------------
Loan Documents and the Guaranty Agreements, duly executed in form and substance acceptable to Lender.

     10.5 Hazard Insurance Certificate. Receipt by Lender of a certificate
          ----------------------------
respecting all hazard insurance required hereunder, in form and substance acceptable to Lender.

     l0.6 Opinion of Counsel to Borrower. Receipt by Lender of an opinion of
           -----------------------------
counsel from independent legal counsel to Borrower in substantially the form of

Exhibit "G".
----------

     10.7 Board Resolutions and Incumbency Certificates of Guarantors. Receipt
          -----------------------------------------------------------
by Lender of a certificate from the Secretary (or Assistant Secretary) of Guarantor, certifying to Lender that appropriate resolutions have been entered into by the Board of Directors of each Guarantor incident to the Guaranty Agreements and that the officers of such Guarantor whose signatures appear on the Guaranty Agreements, and on any and all other documents, instruments and agreements executed in connection therewith, are duly authorized by the Board of Directors of such Guarantor for and on behalf of such Guarantor to execute and deliver the Guaranty Agreement and such other documents, instruments and agreements, and to bind such Guarantor accordingly thereby, all in form and substance satisfactory to the Bank.

     10.8 Certificates of Good Standing of Guarantors. Receipt by Lender of a
          -------------------------------------------
certificate of good standing or valid existence or other appropriate equivalent with respect to each Guarantor from the secretary of state of the state of incorporation of such Guarantor.

     10.9 Articles/Bylaws of Guarantors. Receipt by Lender of copies of the
          -----------------------------
articles of incorporation and bylaws of each Guarantor as in effect on date hereof, certified as to truth and accuracy by the corporate secretary of such Guarantor.

     10.10 Opinions of Counsel to Guarantors. Receipt by Lender of an opinion of
           ---------------------------------
counsel from independent legal counsel to each Guarantor in substantially the form of Exhibit "G".
        ----------

     1O.11 Miscellaneous. Receipt by Lender of such other documents,
           -------------
certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may require in connection herewith.

     IN WITNESS WHEREOF, Borrower and Lender each have set its hand and seal, as of the day and year first above written.

                                              "BORROWER"

                                              U.S. XPRESS LEASING, INC.

                                              By: /s/ Donald A. Rutledge
                                                  ---------------------- (SEAL)
                                              Title: Assistant Secretary

                                              Attest: /s/ Mark Patterson
                                              Title:  Director of Treasury and
                                                      Finance

                                              "LENDER"

                                              WACHOVIA BANK, N.A.

                                              By: /s/ John B. Tibe
                                                  ----------------- (SEAL)
                                            Title: Assistant Vice President

                                            Attest: /s/ Patrick A. Phelan
                                            Title: Assistant Vice President